Exhibit 99.1

FOR FURTHER INFORMATION
CONTACT:

Michael A. Bender

SVP, Chief Financial Officer

(480) 315-6634

InvestorRelations@spiritrealty.com

PRESS RELEASE

Spirit Realty Capital, Inc. Announces Fourth Quarter and Full Year

2012 Operating Results

Scottsdale, AZ, February 27, 2013 (BUSINESS WIRE) – Spirit Realty Capital, Inc. (NYSE: SRC), a real estate investment trust that invests in single-tenant, operationally essential real estate, today announced results for the fourth quarter and year ended December 31, 2012.

Highlights for the fourth quarter ended December 31, 2012:

•	Generated total revenues of $72.6 million, a 5.4% increase over fourth quarter 2011

•	Produced FFO of $0.37 per share and AFFO of $0.42 per share

•	Declared a $0.3125 per share fourth quarter cash dividend

•	Invested $77.3 million in 33 properties with tenants in place

•	Increased portfolio occupancy rate to 98.8%; up from 98.4% at both September 30, 2012 and December 31, 2011

Highlights for the year ended December 31, 2012:

•	Raised net proceeds of $455.3 million from our initial public offering (IPO)

•	Reduced the principal balance outstanding on debt by $735.2 million

•	Invested in excess of $163.6 million across 91 properties

•	Disposed of 41 properties generating approximately $46 million in net proceeds to re-invest in opportunities with higher risk-adjusted returns

On January 22, 2013, Spirit Realty and Cole Credit Property Trust II (CCPT II) announced that their respective Boards of Directors had unanimously approved a definitive agreement to merge the companies to create the second largest publicly traded triple-net lease REIT in the United States. The pro-forma enterprise value of the combined company is estimated at $7.1 billion.

The transaction is expected to close in the third quarter of 2013 and assumes the receipt of approval of the majority of shares outstanding of each of Spirit Realty and CCPT II and other customary regulatory approvals, and the satisfaction of other contractual closing conditions.

CEO Comments

Mr. Thomas H. Nolan, Jr., Chairman and Chief Executive Officer of Spirit Realty, stated, “We are pleased with our results in our first full quarter as a public company, and we are even more excited about the potential to significantly advance the Company’s strategic objectives and continue to deliver sustainable returns to our shareholders through our proposed merger with CCPT II. The combination of the companies will provide strategic diversification, enhance the credit quality of our tenancy, and provide us increased size and scale. The outlook for the triple-net industry is promising and we are well-positioned to capitalize on the market opportunities. We look forward to the coming year as we continue to build on our core strengths and complete our merger with CCPT II.”

Financial Results

Total Revenues

Fourth quarter 2012 total revenues increased 5.4% to $72.6 million, compared to $68.8 million in the fourth quarter of 2011. Total revenues for the year ended December 31, 2012 improved 3.7% to $282.7 million, compared to $272.7 million for the same period in 2011.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the fourth quarter of 2012 was $(5.2) million, or $(0.06) per share (based on 83.7 million weighted average shares of common stock outstanding), compared to the net loss attributable to common stockholders for the fourth quarter of 2011 of $(18.3) million, or $(0.71) per share (based on 25.9 million weighted average shares of common stock outstanding).

Net loss attributable to common stockholders for the year ended December 31, 2012 was $(76.3) million, or $(1.85) per share, compared to $(63.9) million, or $(2.47) per share, for the same period in 2011. The results for the year ended December 31, 2012 included the following items associated with the IPO and the extinguishment in full of Spirit Realty’s $729 million variable Term Note:

i.	$32.5 million loss on the extinguishment of the Term Note;

ii.

$8.7 million non-cash charge related to derivative instruments on the Company’s Term Note, of which $8.1 million was charged to general and administrative expense, and $0.6 million was charged to interest expense;

iii.	$4.9 million charge to general and administrative expense for IPO incentive awards, including $4.1 million non-cash vesting of restricted stock; and

iv.	$4.8 million in third-party expenses incurred to secure lenders’ consents to the IPO.

Absent these charges the net loss attributable to common stockholders for the year ended December 31, 2012 was $(25.4) million, or $(0.62) per share.

FFO and AFFO Attributable to Common Stockholders

Funds from operations (FFO) for the fourth quarter of 2012 were $31.3 million, or $0.37 per share, compared to $17.7 million, or $0.68 per share for the fourth quarter of 2011. For the year ended December 31, 2012, FFO was $52.8 million, or $1.09 per share, compared to $69.8 million, or $2.70 per share, for year ended December 31, 2011.

Adjusted funds from operations (AFFO) for the fourth quarter of 2012 totaled $35.2 million, or $0.42 per share, compared to $24.8 million, or $0.96 per share, for the fourth quarter of 2011. For the year ended December 31, 2012, AFFO was $118.2 million, or $2.15 per share, compared to $99.0 million, or $3.83 per share, for the year ended December 31, 2011.

The definitions of FFO and AFFO are included on page 5 and a reconciliation of these measures to GAAP is provided on page 8.

Portfolio Highlights

Property Acquisitions

Spirit Realty invested $77.3 million in 33 real estate properties during the fourth quarter of 2012, compared to $30.5 million in the fourth quarter of 2011. New investments in the year ended December 31, 2012 totaled $163.6 million, representing 91 new properties. New investments in the year ended 2011 totaled $37.3 million.

Portfolio

As of December 31, 2012, the Company’s gross investment in real estate and mortgage and equipment loans totaled $3.65 billion, substantially all of which was invested in 1,207 properties that were 98.8% occupied. The Company’s properties are generally leased under long-term, triple net leases, with a weighted average remaining maturity of approximately 11.1 years. Approximately 64% of the Company’s annual rent (defined as annualized fourth quarter 2012 rent) is contributed from properties under master leases and 96% of all leases provide for rental increases.

The Company’s real estate portfolio is diversified geographically throughout 47 states and among various property types. Only one state accounted for more than 10% of the annual rent contribution of the real estate portfolio. The Company’s three largest property types (based on annual rent) at December 31, 2012 were general and discount retail (29%), restaurants (18%), and specialty retail (9%).

Other Activities

The Company redeemed all of the 125 shares of its 12.5% Series A Cumulative Non-Voting Preferred Stock outstanding during the fourth quarter.

2013 Estimates

Previously, the Company had estimated that 2013 FFO should range from $1.35 to $1.40 and AFFO should range from $1.60 to $1.65 per share. The operational performance of the Company and its portfolio continues to be consistent with those estimates. However, because of the significant impact of the potential merger and related costs, management is withdrawing its estimates at this time.

Conference Call

Spirit Realty will hold a conference call and webcast to discuss the Company’s fourth quarter and 2012 results on February 27, 2012, at 5:00 p.m. (Eastern Time). The call can be accessed live over the phone by dialing 866-770-7146 (toll-free domestic) or 617-213-8068 (international); passcode: 33509513. A live webcast of the conference call will be available on the Investor Relations section of Spirit Realty’s website at www.spiritrealty.com. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 888-286-8010 (toll-free domestic) or 617-801-6888 (international); passcode: 82639175. The webcast will be archived on Spirit Realty’s website for 30 days after the call.

About Spirit Realty Capital

Spirit Realty Capital was formed in 2003 to acquire single-tenant operationally essential real estate, which refers to properties that are generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. More information about Spirit Realty can be found at www.spiritrealty.com.

Forward-Looking and Cautionary Statements

Statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Realty Capital’s final prospectus dated September 19, 2012 and other documents as filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements that may be made to reflect events or circumstances after the date these statements were made, except as required by law.

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) on the disposition of assets. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions or service indebtedness. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. A reconciliation of net loss (computed in accordance with GAAP) to FFO is included in the financial information accompanying this release.

Adjusted FFO (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. It adjusts FFO to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income in accordance with GAAP. Our computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of net loss (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Operations

Unaudited

(In Thousands, Except Share and Per Share Data)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Rentals	$71,218	$67,068	$276,145	$265,107
Interest income on loans receivable	1,200	1,652	5,696	6,772
Interest income and other	151	116	860	817

Total revenues	72,569	68,836	282,701	272,696
Expenses:
General and administrative	5,939	5,638	37,329	28,278
Litigation	—	—	—	151
Property costs	2,062	814	5,279	4,787
Interest	33,518	43,370	156,864	169,888
Depreciation and amortization	28,156	27,307	110,603	109,001
Impairments	963	7,585	9,887	9,578

Total expenses	70,638	84,714	319,962	321,683

Income (loss) from continuing operations before other expense and income tax expense (benefit)	1,931	(15,878)	(37,261)	(48,987)
Other expense:
Loss on debt extinguishment	—	—	(32,522)	—

Total other expense	—	—	(32,522)	—

Income (loss) from continuing operations before income tax expense (benefit)	1,931	(15,878)	(69,783)	(48,987)
Income tax expense (benefit)	110	(24)	504	(60)

Income (loss) from continuing operations	1,821	(15,854)	(70,287)	(48,927)
Discontinued operations:
Loss from discontinued operations	(1,272)	(1,900)	(2,597)	(12,200)
Loss on dispositions of assets	(5,739)	(554)	(3,349)	(2,736)

Loss from discontinued operations	(7,011)	(2,454)	(5,946)	(14,936)

Net loss	(5,190)	(18,308)	(76,233)	(63,863)
Less: preferred dividends	(55)	(8)	(63)	(16)

Net loss attributable to common stockholders	$(5,245)	$(18,316)	$(76,296)	$(63,879)

Net loss per share of common stock—basic and diluted
Continuing operations	$0.02	$(0.61)	$(1.70)	$(1.89)
Discontinued operations	(0.08)	(0.10)	(0.15)	(0.58)

Net loss	$(0.06)	$(0.71)	$(1.85)	$(2.47)

Weighted average shares of common stock outstanding:
Basic and diluted	83,694,549	25,863,976	41,277,353	25,863,976

SPIRIT REALTY CAPITAL, INC.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

	December 31, 2012 (unaudited)	December 31, 2011
Assets
Investments:
Real estate investments:
Land and improvements	$1,328,437	$1,297,020
Buildings and improvements	2,036,987	1,975,708

Total real estate investments	3,365,424	3,272,728
Less: accumulated depreciation	(490,938)	(405,426)

	2,874,486	2,867,302
Loans receivable, net	51,862	65,477
Intangible lease assets, net	187,362	204,696
Real estate assets held for sale, net	5,898	9,634

Net investments	3,119,608	3,147,109
Cash and cash equivalents	73,568	49,536
Deferred costs and other assets, net	54,501	34,916

Total assets	$3,247,677	$3,231,561

Liabilities and stockholders’ equity
Liabilities:
Term note payable, net	$—	$725,735
Mortgages and notes payable, net	1,894,878	1,901,411
Intangible lease liabilities, net	45,603	46,221
Accounts payable, accrued expenses and other liabilities	53,753	31,834

Total liabilities	1,994,234	2,705,201
Stockholders’ equity:
Series A Cumulative Preferred Stock, $0.01 par value per share, 20 million shares authorized, 0 and 125 shares issued and outstanding, respectively	—	84
Common stock, $0.01 par value per share, 100 million shares authorized, 84,851,515 and 25,863,976 shares issued and outstanding, respectively	849	259
Capital in excess of par value	1,828,399	1,004,065
Accumulated deficit	(575,034)	(470,496)
Accumulated other comprehensive loss	(771)	(7,552)

Total stockholders’ equity	1,253,443	526,360

Total liabilities and stockholders’ equity	$3,247,677	$3,231,561

SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

Unaudited

(In Thousands, Except Share and Per Share Data)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net loss attributable to common stockholders	$(5,245)	$(18,316)	$(76,296)	$(63,879)
Add/(less):
Portfolio depreciation and amortization
Continuing operations	28,137	27,298	110,548	108,908
Discontinued operations	219	524	1,497	2,869
Portfolio impairments
Continuing operations	963	5,515	10,067	6,478
Discontinued operations	1,442	2,109	3,665	12,654
Realized (gains)/losses on sales of real estate	5,739	554	3,349	2,736

Total adjustments	36,500	36,000	129,126	133,645

Funds from operations (FFO) attributable to common stockholders	$31,255	$17,684	$52,830	$69,766
Add/(less):
Loss on Term Note extinguishment	—	—	32,522	—
Expenses incurred to amend Term Note	—	—	—	7,226
Loss on derivative instruments related to Term Note extinguishment	—	485	8,688	1,025
Expenses incurred to secure lenders’ consents (a)	(26)	374	4,743	374
Litigation	—	—	—	151
Non-cash interest expense	3,444	6,830	16,495	22,704
Non-cash revenues	(1,332)	(564)	(3,015)	(2,225)
Non-cash compensation expense	1,811	—	5,931	—

Total adjustments to FFO	3,897	7,125	65,364	29,255

Adjusted funds from operations (AFFO) attributable to common stockholders	$35,152	$24,809	$118,194	$99,021

Net loss per share of common stock
Basic and Diluted (b)	$(0.06)	$(0.71)	$(1.85)	$(2.47)
FFO per share of common stock
Diluted (b)	$0.37	$0.68	$1.09	$2.70
AFFO per share of common stock
Diluted (b)	$0.42	$0.96	$2.15	$3.83
Weighted average shares of common stock outstanding:
Basic	83,694,549	25,863,976	41,277,353	25,863,976
Diluted (b)	83,835,555	25,863,976	59,066,192	25,863,976

(a)	These third-party expenses were incurred to secure lenders’ consents to the IPO.
(b)	Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.

SPIRIT REALTY CAPITAL, INC.

Real Estate Portfolio

Unaudited

Industry Diversification

The following table sets forth information regarding the diversification of our owned real estate properties among different industries (based on annual rent) as of December 31, 2012:

Industry	Number of Properties	Percent of Total Annual Rent(1)
General and discount retail properties	181	29.4%
Restaurants—quick service	392	10.1
Specialty retail properties	48	9.0
Restaurants—casual dining	124	7.8
Movie theatres	23	7.7
Building material suppliers	110	6.6
Industrial properties	26	5.4
Automotive dealers, parts and service properties	70	5.3
Educational properties	22	4.7
Recreational properties	8	3.7
Medical/other office properties	11	2.2
Supermarkets	20	1.9
Convenience stores / car washes	32	1.8
Distribution properties	37	1.4
Health clubs/gyms	5	1.1
Interstate travel plazas	3	1.0
Drugstores	9	*
Call centers	1	*

Total	1,122	100%

*	Less than 1%
(1)	We define annual rent as rental revenue for the quarter ended December 31, 2012 multiplied by four.

Tenant Diversification

The following table lists the top 10 tenants of our owned real estate properties (based on annual rent) as of December 31, 2012:

	Tenant	Number of Properties	Annual Rent (in thousands)(1)	Percent of Total Annual Rent
1.	Shopko Stores/Pamida Operating Co., LLC	181	$83,445	29.4%
2.	84 Properties, LLC	109	18,437	6.5
3.	Carmike Cinemas, Inc.	12	8,024	2.8
4.	Universal Pool Co., Inc.	14	6,680	2.4
5.	CBH20, LP (Camelback Ski Resort)	1	5,779	2.0
6.	Casual Male Retail Group Inc	1	4,814	1.7
7.	Carmax, Inc.	5	4,726	1.7
8.	United Supermarkets, LLC	14	4,575	1.6
9.	Main Event Entertainment, LP	6	4,477	1.6
10.	NE Opco, Inc.	6	4,378	1.6
	Other	773	138,193	48.7

	Total	1,122	$283,528	100%

(1)	We define annual rent as rental revenue for the quarter ended December 31, 2012 multiplied by four.

SPIRIT REALTY CAPITAL, INC.

Real Estate Portfolio (continued)

Unaudited

Geographic Diversification

The following table sets forth information regarding the geographic diversification of our owned real estate properties as of December 31, 2012:

Location	Number of Properties	Percent of Total Annual Rent(1)
Wisconsin	57	11.1%
Texas	82	8.5
Illinois	91	6.7
Pennsylvania	50	5.2
Florida	61	4.6
Minnesota	36	4.5
Arizona	26	4.4
Georgia	66	3.9
Indiana	40	3.3
Michigan	34	3.2
Nebraska	17	3.1
Ohio	49	3.0
Massachusetts	6	2.8
California	9	2.6
Utah	14	2.2
North Carolina	25	2.1
Iowa	34	2.1
Idaho	9	2.0
Tennessee	60	1.9
Kentucky	37	1.9
Alabama	43	1.7
Washington	9	1.6
Missouri	30	1.5
Montana	7	1.4
South Dakota	9	1.4
New York	28	1.4
Oregon	6	1.2
Oklahoma	11	1.2
Virginia	29	1.2
West Virginia	26	1.1
Colorado	9	*
Kansas	6	*
South Carolina	12	*
Maryland	18	*
Louisiana	13	*
Maine	20	*
New Jersey	3	*
Arkansas	7	*
Wyoming	8	*
New Mexico	4	*
Nevada	1	*
Delaware	2	*
Vermont	2	*
Mississippi	7	*
North Dakota	2	*
New Hampshire	6	*
Rhode Island	1	*

Total properties owned	1,122	100%

*	Less than 1%
(1)	We define annual rent as rental revenue for the quarter ended December 31, 2012 multiplied by four.

SPIRIT REALTY CAPITAL, INC.

Real Estate Portfolio (continued)

Unaudited

Lease Expirations

The following table sets forth a summary schedule of lease expirations for leases in place as of December 31, 2012. As of December 31, 2012, the weighted average non-cancelable remaining initial term of our leases (based on annual rent), was 11.1 years. The information set forth in the table assumes that tenants exercise no renewal options and all early termination rights:

Leases expiring in	Number of Properties	Expiring Annual Rent (in thousands)(1)	Percent of Total Annual Rent
2013	11	$2,250	0.8%
2014	53	7,687	2.7
2015	19	4,591	1.6
2016	21	2,546	0.9
2017	35	6,291	2.2
2018	38	11,781	4.2
2019	59	12,221	4.3
2020	84	27,856	9.9
2021	125	21,605	7.7
2022	61	5,860	2.1
2023 and thereafter	602	178,952	63.6
Vacant	14	—	—

Total owned properties	1,122	$281,640	100%

(1)	We define annual rent as rental revenue for the quarter ended December 31, 2012 multiplied by four.